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                                   EXHIBIT 3.3

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                            ZEBULON ENTERPRISES, INC.
                     CHANGING THE NAME TO TAO PARTNERS, INC.
                                      DATED
                                 APRIL 21, 1998




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                                               STATE OF DELAWARE
                                              SECRETARY OF STATE
                                           DIVISION OF CORPORATIONS
                                           FILED 09:00 AM 04/30/1999
                                              991172509 - 2152245

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

ZEBULON ENTERPRISES, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That at a meeting of the Board of Directors of said corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be available and calling a special meeting of the stockholders of the corporation for consideration thereof. the resolutions setting forth the amendment is as follows:

         Resolved that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST?" TO THAT, AS AMENDED, SAID Article shall be and read as follows:

"THE NAME OF THIS CORPORATION SHALL BE TAO PARTNERS, INC."

         SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stock holders of said corporation was duly called an held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendments were duly adopted in accordance with the provisions Section 242 of the General Corporation Law of the state of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on this 20th day of April 1998.



                                                By: /s/ Adam R. Stull, President
                                                   -----------------------------


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